EXHIBIT 99.1

FOR IMMEDIATE RELEASE

GENERAL FINANCE CORPORATION REPORTS FIRST QUARTER RESULTS FOR FISCAL YEAR 2016

PASADENA, CA – November 9, 2015 – General Finance Corporation (NASDAQ: GFN), a leading specialty rental services company offering portable storage, modular space and liquid containment solutions in North America and in the Asia-Pacific region of Australia and New Zealand (the “Company”), today announced its consolidated financial results for the first quarter ended September 30, 2015.

First Quarter 2016 Highlights

•	Total revenues were $63.8 million, compared to $80.4 million for the first quarter of fiscal year 2015.
•	Leasing revenues comprised 67% of total non-manufacturing revenues versus 71% for the first quarter of fiscal year 2015.
•	Leasing revenues increased by 8%, excluding the oil and gas sector and the unfavorable foreign exchange impact.
•	Adjusted EBITDA was $13.9 million, compared to $25.5 million in the first quarter of fiscal year 2015.
•	Adjusted EBITDA margin was 22%, compared to 32% in the first quarter of fiscal year 2015.
•
Net loss attributable to common shareholders was $2.0 million, or $0.08 per diluted share, compared to net income attributable to common shareholders of $3.7 million, or $0.14 per diluted share, for the first quarter of fiscal year 2015.

•	Average fleet unit utilization was 75%, compared to 81% in the first quarter of fiscal year 2015.
•	One acquisition completed in North America during the quarter.

Management Commentary

“Our North American leasing operations, apart from our liquid containment business, benefitted from the pursuit of our strategic goals of geographic expansion and diversification outside of the oil and gas sector,” said Ronald Valenta, President and Chief Executive Officer. “We delivered growth across most product lines and end markets during the first quarter of fiscal year 2016. In the Asia-Pacific region, our first quarter results were impacted by lower revenues in our workforce accommodation business, slower growth in the Australian economy and a declining Australian dollar relative to the U.S. dollar, which was partially offset by an improving construction sector and continued growth in our New Zealand business.”

Charles Barrantes, Executive Vice President and Chief Financial Officer, added, “Despite the year-over-year decrease in adjusted EBITDA as noted above, our free cash flow before fleet activity and acquisitions increased by nearly $1 million, or 4%, as we focused on maintaining stringent expense controls, prudently investing capital resources and managing our working capital. Last month we prepaid, prior to maturity, $5.0 million of the outstanding balance of our term loan with Credit Suisse.”

Mr. Valenta concluded, “As part of our expansion and diversification strategy, we focus on pursuing accretive acquisitions and deploying capital and resources where we see healthy demand and opportunity in our core container business. To that end, in October, we acquired a portable storage container business in the Seattle and Tacoma area for approximately $15.5 million, bringing this fiscal year’s investment in the two North American acquisitions to approximately $17 million. Additionally, we added three new greenfield branches in the United States during the quarter.”

First Quarter 2016 Operating Summary

North America
Revenues from our North American leasing operations for the first quarter of fiscal year 2016 totaled $37.0 million, compared with $44.8 million for the first quarter of fiscal year 2015, a decrease of 17%. Leasing revenues declined by approximately 24% on a year-over-year basis, primarily as a result of a 59% drop from the oil and gas sector.  However, leasing revenues increased from all other sectors by 15%, with notable increases in the commercial, construction, retail and services sectors. Adjusted EBITDA for the first quarter of fiscal year 2016 was $9.6 million, compared with $17.0 million for the year-ago quarter. The decrease was due to the softness in our liquid containment business.

North American manufacturing revenues for the first quarter of fiscal year 2016 totaled $2.1 million and intercompany revenues to our North American leasing operations were negligible.  This compares to $2.0 million of external sales and $12.8 million of intercompany revenues during the first quarter of fiscal year 2015. On a stand-alone basis, prior to intercompany adjustments, adjusted EBITDA was a loss of approximately $0.8 million for the quarter, as compared to earnings of $3.1 million in the first quarter of fiscal year 2015.  Our manufacturing operations were impacted by reduced demand in the liquid containment industry primarily as result of the challenging oil and gas market. We have focused on introducing new products and entering into new vertical markets and have recently begun manufacturing a chassis product line targeted to the North American transportation market. During the first quarter of fiscal year 2016, we recognized approximately $1.0 million of revenue from this new product line.

Asia-Pacific
Revenues from the Asia-Pacific for the first quarter of fiscal year 2016 totaled $24.7 million, compared with $33.6 million for the first quarter of fiscal year 2015, a decrease of 26%. The decline in revenues occurred primarily in the oil and gas, transportation and mining sectors, partially offset by increases in the construction, government and retail sectors and was accompanied by an approximate 22% unfavorable foreign exchange translation effect between periods. Adjusted EBITDA for the first quarter of 2016 was $6.3 million, compared with $9.3 million for the year-ago quarter, a decrease of 32%. On a local currency basis, revenues declined by 6% and adjusted EBITDA decreased by approximately 13%.

Balance Sheet and Liquidity Overview

At September 30, 2015, the Company had total debt of $350.9 million and cash and cash equivalents of $8.7 million, compared with $356.7 million and $3.7 million at June 30, 2015, respectively. At September 30, 2015, our Asia-Pacific leasing operations had $25.1 million (A$36.0 million) available to borrow under its $122.1 million (A$175.0 million) credit facility and our North America leasing operations had $42.7 million available to borrow under its $232 million credit facility.

During the first quarter of fiscal year 2016, the Company generated cash from operating activities of approximately $14.1 million, as compared to $12.0 million for the year-ago quarter. For the first quarter of fiscal year 2016, the Company invested a net $7.6 million ($5.9 million in North America and $1.7 million in the Asia-Pacific) in the lease fleet, as compared to $25.7 million in net fleet investment ($24.4 million in North America and $1.3 million in the Asia-Pacific) in the first quarter of fiscal year 2015.

Receivables were $44.5 million at September 30, 2015, as compared to $47.6 million at June 30, 2015. Days sales outstanding in receivables at September 30, 2015 for our Asia-Pacific and North American leasing operations improved since June 30, 2015, from 40 to 38 days and from 66 to 59 days, respectively.

Outlook

Based on our first quarter results and our expectations for the value of the Australian dollar versus the U.S. dollar, management remains comfortable with the outlook range provided in the Company’s fourth quarter and fiscal year 2015 earnings press release and conference call. On that call, we stated that consolidated revenues for fiscal 2016 were expected to be in the range of $255 million to $295 million and that consolidated adjusted EBITDA would be 16% to 26% lower in fiscal year 2016 from fiscal year 2015. This outlook does not take into account the impact of current year acquisitions.

Conference Call Details

Management will host a conference call today at 8:30 a.m. Pacific Time (11:30 a.m. Eastern Time), to discuss the Company’s operating results. The conference call number for U.S. participants is (866) 901-5096 and the conference call number for participants outside the U.S. is (706) 643-3717. The conference ID number for both conference call numbers is 60633861. Additionally, interested parties can listen to a live webcast of the call in the "Investor Relations" section of the Company's website at http://www.generalfinance.com.

A replay of the conference call may be accessed through November 23, 2015 by dialing (800) 585-8367 (U.S.) or (404) 537-3406 (international), using conference ID number 60633861.

After the replay has expired, interested parties can listen to the conference call via webcast in the "Investor Relations" section of the Company's website at http://www.generalfinance.com.

About General Finance Corporation

Headquartered in Pasadena, California, General Finance Corporation (NASDAQ: GFN, www.generalfinance.com) is a leading specialty rental services company offering portable storage, modular space and liquid containment solutions.  Management’s expertise in these sectors drives disciplined growth strategies, operational guidance, effective capital allocation and capital markets support for the Company’s subsidiaries.  The Company’s Asia-Pacific leasing operations in Australia and New Zealand consist of majority-owned Royal Wolf Holdings Limited (www.royalwolf.com.au), the leading provider of portable storage solutions in those regions. The Company’s North America leasing operations consist of wholly-owned subsidiaries Pac-Van, Inc. (www.pacvan.com) and Lone Star Tank Rental Inc. (www.lonestartank.com), providers of portable storage, office and liquid storage tank containers, mobile offices and modular buildings.  The Company also owns 90% of Southern Frac, LLC (www.southernfrac.com), a manufacturer of portable liquid storage tank containers in North America.   Royal Wolf’s shares trade under the symbol “RWH” on the Australian Securities Exchange.

Cautionary Statement about Forward-Looking Statements

Statements in this news release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, but are not limited to, statements addressing management’s views with respect to future financial and operating results, competitive pressures, increases in interest rates for our variable rate indebtedness, our ability to raise capital or borrow additional funds, changes in the Australian, New Zealand or Canadian dollar relative to the U.S. dollar, regulatory changes, customer defaults or insolvencies, litigation, the acquisition of businesses that do not perform as we expect or that are difficult for us to integrate or control, our ability to procure adequate levels of products to meet customer demand, our ability to procure adequate supplies for our manufacturing operations, labor disruptions, adverse resolution of any contract or other disputes with customers, declines in demand for our products and services from key industries such as the Australian resources industry or the U.S. oil and gas and construction industries, or a write-off of all or a part of our goodwill and intangible assets. These risks and uncertainties could cause actual outcomes and results to differ materially from those described in our forward-looking statements. We believe that the expectations represented by our forward-looking statements are reasonable, yet there can be no assurance that such expectations will prove to be correct. Furthermore, unless otherwise stated, the forward-looking statements contained in this press release are made as of the date of the press release, and we do not undertake any obligation to update publicly or to revise any of the included forward-looking statements, whether as a result of new information, future events or otherwise unless required by applicable law. The forward-looking statements contained in this press release are expressly qualified by this cautionary statement. Readers are cautioned that these forward-looking statements involve certain risks and uncertainties, including those contained in filings with the Securities and Exchange Commission.

Investor/Media Contact
Larry Clark
Financial Profiles, Inc.
310-622-8223
-Financial Tables Follow-

GENERAL FINANCE CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)
(Unaudited)

	Quarter Ended September 30,
	2014	2015
Revenues
Sales:
Lease inventories and fleet	$22,793	$20,321
Manufactured units	1,975	2,137
	24,768	22,458
Leasing	55,674	41,328
	80,442	63,786

Costs and expenses
Cost of Sales:
Lease inventories and fleet (exclusive of the items shown separately below)	16,491	14,545
Manufactured units	1,091	2,824
Direct costs of leasing operations	19,141	16,575
Selling and general expenses	18,974	16,764
Depreciation and amortization	9,277	9,079

Operating income	15,468	3,999

Interest income	14	17
Interest expense	(5,326)	(5,015)
Foreign currency exchange gain and other	512	108
	(4,800)	(4,890)

Income (loss) before provision for income taxes	10,668	(891)

Provision (benefit) for income taxes	4,267	(356)

Net income (loss)	6,401	(535)

Preferred stock dividends	(922)	(922)
Noncontrolling interest	(1,761)	(563)

Net income (loss) attributable to common stockholders	$3,718	$(2,020)

Net income (loss) per common share:
Basic	$0.14	$(0.08)
Diluted	0.14	(0.08)

Weighted average shares outstanding:
Basic	25,677,389	26,008,878
Diluted	26,592,963	26,008,878

GENERAL FINANCE CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)
(Unaudited)

	June 30, 2015	September 30, 2015
Assets
Cash and cash equivalents	$3,716	$8,717
Trade and other receivables, net	47,641	44,514
Inventories	36,875	43,963
Prepaid expenses and other	7,763	10,136
Property, plant and equipment, net	39,452	37,609
Lease fleet, net	410,985	401,234
Goodwill	99,344	96,975
Other intangible assets, net	41,394	38,982
Total assets	$687,170	$682,130

Liabilities
Trade payables and accrued liabilities	$37,590	$47,827
Income taxes payable	1,291	784
Unearned revenue and advance payments	13,958	19,422
Senior and other debt	356,733	350,942
Deferred tax liabilities	43,242	42,169
Total liabilities	452,814	461,144

Commitments and contingencies	—	—

Equity
Cumulative preferred stock, $.0001 par value: 1,000,000 shares authorized; 400,100 shares issued and outstanding (in series)	40,100	40,100
Common stock, $.0001 par value: 100,000,000 shares authorized; 26,008,878 shares issued and outstanding at June 30, 2015 and September 30, 2015	3	3
Additional paid-in capital	124,288	123,924
Accumulated other comprehensive loss	(12,873)	(18,454)
Accumulated deficit	(4,653)	(5,751)
Total General Finance Corporation stockholders’ equity	146,865	139,822
Equity of noncontrolling interests	87,491	81,164
Total equity	234,356	220,986
Total liabilities and equity	$687,170	$682,130

Explanation and Use of Non-GAAP Financial Measures

Earnings before interest, income taxes, impairment, depreciation and amortization and other non-operating costs and income (“EBITDA”) and adjusted EBITDA are non-U.S. GAAP measures. We calculate adjusted EBITDA to eliminate the impact of certain items we do not consider to be indicative of the performance of our ongoing operations.  In addition, in evaluating adjusted EBITDA, you should be aware that in the future, we may incur expenses similar to the expenses excluded from our presentation of adjusted EBITDA. Our presentation of adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. We present adjusted EBITDA because we consider it to be an important supplemental measure of our performance and because we believe it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry, many of which present EBITDA and a form of adjusted EBITDA when reporting their results. Adjusted EBITDA has limitations as an analytical tool, and should not be considered in isolation, or as a substitute for analysis of our results as reported under U.S. GAAP. We compensate for these limitations by relying primarily on our U.S. GAAP results and using adjusted EBITDA only supplementally. The following tables show our adjusted EBITDA and the reconciliation from net income (loss) on a consolidated basis and from operating income (loss) for our geographic segments (in thousands):

	Quarter Ended September 30,
	2014	2015
Net income (loss)	$6,401	$(535)
Add (deduct) —
Provision (benefit) for income taxes	4,267	(356)
Foreign currency exchange gain and other	(512)	(108)
Interest expense	5,326	5,015
Interest income	(14)	(17)
Depreciation and amortization	9,495	9,286
Share-based compensation expense	524	626
Adjusted EBITDA	$25,487	$13,911

	Quarter Ended September 30, 2014				Quarter Ended September 30, 2015
	Asia-Pacific	North America			Asia-Pacific	North America
	Leasing	Leasing	Manufacturing	Corporate	Leasing	Leasing	Manufacturing	Corporate
Operating income (loss)	$5,007	$11,579	$2,811	$(1,129)	$2,696	$3,786	$(1,147)	$(1,541)
Add -
Depreciation and amortization	4,049	5,304	277	1	3,471	5,736	266	-
Share-based compensation expense	200	83	28	213	131	112	37	346
Adjusted EBITDA	$9,256	$16,966	$3,116	$(915)	$6,298	$9,634	$(844)	$(1,195)
Intercompany adjustments				$(2,936)				$18